J. LEONARD MARTIN

                      EMPLOYMENT AGREEMENT

      THIS  EMPLOYMENT AGREEMENT (the "Agreement")  is  made  and entered into as of the 30th day of September, 1997, by and  among

MOUNTAIN  AIRCRAFT  SERVICES,  LLC,  a  North  Carolina   limited

liability  company  ("Employer"); and  J.  LEONARD  MARTIN  ,  an individual  having  an address at 2518 Reynolds  Drive,  Winston-

Salem, North Carolina 27104 ("Employee").



                      Background Statement

      Employee  is  the  current President  and  Chief  Operating

Officer  of Employer along with being the Chief Executive Officer of  Global Ground Support, LLC ("Global") and a Vice President of

Air  Transportation Holding Company, Inc. ("AirT").  Employee has

been  instrumental  in  successfully  developing,  expanding  and increasing  the  business  and earnings  of  Employer,  AirT  and

Global.  Employer desires to ensure that the services of Employee will  continue  to be available to it on a mutually  satisfactory

basis.   In the course of his employment with Employer,  Employee

will have access to trade secrets and proprietary information  of

Employer.  Accordingly, Employee has and will continue to acquire the knowledge and ability to compete with Employer.  Employer has offered  Employee  an  employment  agreement  on  the  terms  and pursuant  to  the conditions hereof, including the stability  and security  provided  to Employee by the arrangement  provided  for

herein.   The  parties agree that the execution and  delivery  of

this  Agreement is a condition precedent to the benefits extended

to   Employee  hereunder.   Employee  agrees  that  the  benefits

provided for herein are adequate and sufficient consideration for the  covenants  made  by Employee hereunder,  including,  without limitation, the covenant not to compete.

      NOW, THEREFORE, for valuable consideration, the receipt  of which  is  hereby acknowledged, the mutual duties and obligations set  forth herein, and intending to be legally bound, the parties hereto agree as follows:

      1.   Employment.  Employer hereby agrees to employ Employee

and  Employee hereby agrees to serve Employer upon the terms  and conditions set forth in this Agreement in the capacity set  forth

on   Exhibit   A   attached   hereto,   with   the   duties   and

responsibilities of such positions to be determined from time  to time by the President and/or Chief Executive Officer of AirT.

     2.   Term.

      (a)   Statement of Term.  The term of this Agreement  shall

begin  on October 1, 1997, and end on September 30, 1999,  or  on

such  later  date  to  which the term of this  Agreement  may  be extended pursuant to the provisions of this Paragraph 2.

      (b)   Automatic Extension.  Subject to subparagraph (c)  of

this  Paragraph 2, the term of this Agreement shall  be  extended automatically for one year effective on the 1st day of  December,

1997, and on the 1st day of each succeeding December.

      (c)   Termination  of  Automatic Extensions.   Employee  or

Employer,  by written notice delivered to the other, may  at  any time  elect  to  terminate the automatic extension provisions  of subparagraph (b) of this Paragraph 2.  Such election shall  apply only  to  extensions that would otherwise become effective  after delivery  of  such notice and shall not apply to extensions  that have theretofore become effective.

     3.   Compensation, Incentives and Employee Benefits.

      (a)   Base Salary.  Employer shall pay to the Employee  for

his  performance  of  services hereunder  a  base  salary  ("Base

Salary")  at  the  rate  of  not less than  One  Hundred  Fifteen

Thousand and No/100 ($115,000.00) per year for the period of this

Agreement.  The Employee's Base Salary rate shall be reviewed  by

Employer annually.  From and after the effective date of any such change  the  increased  rate shall become the  Base  Salary  rate applicable  thereafter.  Base Salary shall be paid  in  bi-weekly installments  and  shall be prorated for any  partial  months  of employment.

     (b)  Incentive Compensation.  Employer shall pay to Employee incentive  compensation  ("Incentive Compensation")  equal  to  2 percent  (2%)  of Employer's and Global's yearly earnings  before income taxes or extraordinary items.  Amounts payable under  this subparagraph,  if  any, shall be paid within  fifteen  (15)  days after  AirT  files  its  Annual Report  on  Form  10-K  with  the

Securities  and  Exchange Commission.  Amounts otherwise  payable hereunder  shall be prorated for a partial year's  employment  in the  event Employee's employment is terminated by Employer during the course of its fiscal year.

     (c)  Employee Benefit Plans.  In addition to the Base Salary and  Incentive  Compensation provided for above,  Employer  shall provide  to  the Employee the opportunity to participate  in  all life  insurance, medical, dental, optical, disability, and  other employee  benefit plans (collectively, "Employee Benefit  Plans")

sponsored  from  time  to  time  by  Employer  and  covering  its employees  generally or a particular group of  its  employees  of which  the Employee is a member (including participation  by  the

Employee's dependents to the extent they are eligible  under  the terms of such plans), subject to the terms and conditions of such benefit plans.

      (d)   Reimbursement  of Expenses.  Employer  shall  pay  or

reimburse  Employee for all reasonable travel and other  expenses

incurred  by  him  in  performing  his  obligations  under   this

Agreement.   Such expenses shall be appropriately  submitted  and

approved in accordance with the policies approved by Employer.

      (e)   Vacation.  Employee shall be entitled to  four  weeks

paid  annual  vacation in accordance with the normal policies  of

Employer.

     (f)  Automobile Allowance.  Employee shall be entitled to an automobile allowance of $400.00 per month.

      4.   Duties.  During the term hereof, Employee shall devote

all  of  his business time, attention, skills and efforts to  the business  of Employer and the faithful performance of his  duties hereunder;  provided, however, that (i) nothing contained  herein shall prevent Employee from making outside investments consistent with  the  provisions contained herein and (ii) with the approval of the Board of Directors of AirT, from time to time Employee may serve,  or continue to serve, on the boards of directors of,  and

hold   any   other   offices  or  positions  in,   companies   or

organizations  which,  in the AirT Board of Directors'  judgment,

will  not  present  any conflict of interest  with  Employer,  or materially  affect the performance of Employee's duties  pursuant to this Agreement.

     5.   Termination.

      (a)   Termination By Employer Without Cause.   The  parties

recognize  (i) that Employer has the duty to use its judgment  in

the  best  interests  of  Employer  in  determining  whether   to

terminate Employee's employment under this Agreement even  though there may be no legal cause therefor, and (ii) that any action or inaction  of Employer pursuant to clause (i) shall not  prejudice the  rights  of Employee under this Agreement.  Accordingly,  the parties  agree  that,  subject to all other  provisions  of  this

Paragraph 6, Employer shall have the right at any time during the term of this Agreement to terminate this Agreement without cause.

Termination  of this Agreement shall be deemed to  occur  on  the date Employee is notified thereof.

      (b)   Termination by Employee.  Employee may terminate  his

employment  with  Employer,  for any reason  or  without  reason,

during the term hereof.  Such termination must be accompanied  by the  delivery  of at least 30 days' written notice  delivered  to

Employer.

       (c)    Termination   Payments.   If  Employer   terminates

Employee's employment hereunder pursuant to Paragraph 5(a) hereof for  any  reason other than for "Cause", as defined herein,  then immediately  upon  the effectiveness of the termination  Employer shall make a lump sum cash payment to Employee in an amount equal to one (1) year of Base Salary.

      (d)  Disability.  If the Employee is unable to perform  his duties hereunder for a period of three (3) consecutive months due to  disability  (as  defined by the primary disability  insurance carrier then providing such insurance coverage for the Employer's

executive   officers),  this  Agreement  may  be  terminated   at

Employer's  discretion by giving to the Employee  written  notice

specifying  a  termination  date  subsequent  thereto  and   also

subsequent to the end of said three (3) month period.

      (e)   No Mitigation.  Employee shall have no obligation  to

seek  other  employment  in  the  event  of  termination  of  his employment  and  no  compensation or other benefits  received  by

Employee  from  any  other  employment  shall  reduce  or   limit

Employer's obligation to make payment under this entire Paragraph

6.

      (f)   Definitions.   Termination  for  "Cause"  shall  mean

termination  because  of  conviction  by  a  court  of  competent jurisdiction  of theft from Employer, conviction by  a  court  of competent  jurisdiction of embezzlement of the Employer's  funds,

conviction  by a court of competent jurisdiction of falsification of  the  Employer's records, conviction by a court  of  competent jurisdiction of fraud committed against Employer, conviction by a court  of  competent  jurisdiction of a  felonious  criminal  act involving  Employer  or  while engaged in conduct  of  Employer's business,  incompetence due to the use of or  reporting  to  work under  the influence of alcohol, narcotics, other unlawful  drugs or controlled substances, legal incapacity, insanity, act or acts involving  dishonesty or misconduct which have or may  reasonably be  expected to have a material adverse effect on the business or reputation  of  Employer, breach of fiduciary duty  to  Employer,

willful  and  substantial  failure to perform  stated  duties  or

lawful  directives  of  Employer,  or  material  breach  of   any

provision of this Agreement.

      6.    Confidential Information.  Employee shall not, at any

time during or following his employment by Employer regardless of the  reason for such termination of employment, furnish, divulge,

communicate, use to the detriment of Employer or for the  benefit of any business, firm, person, partnership, trust or corporation,

or  otherwise, any of Employer's confidential information,  data,

trade  secrets,  sales  methods, names of customers,  advertising methods,  financial  affairs or methods of procurement,  or  take with  him  any  document or paper relating to the  foregoing,  it being acknowledged that Employee received or obtained all of  the above in confidence and as a fiduciary of Employer.

       7.     Non-Competition.   Employee  agrees  that,   during

Employee's employment with Employer and for a period of  one  (1)

year   thereafter,   whether  Employee  leaves   voluntarily   or

involuntarily:

            (a)    Employee  will  not  directly  or  indirectly,

     individually   or  as  a  partner,  employee,   stockholder,

     consultant,  agent, officer, director,  advisor  or  in  any other capacity, solicit any of the customers of Employer for the  purpose  of selling any service or product  similar  to those  provided  by  Employer, or in any manner  attempt  to induce any of Employer's customers or suppliers to withdraw,

     reduce  or  divert  any of their business from  Employer  or

     otherwise  interfere  or  attempt  to  interfere  with   any

     business relationship between Employer and its customers  or

     suppliers.   For  the  purposes  of  this  Paragraph   7(a),

     customers shall mean (i) any client, account or customer  of the  Employer that has transacted any business with or  been contacted by Employer within the twelve months preceding the date  hereof, and (ii) any other client, account or customer of  Employer that has done business with Employer within two years of the date of such separation or termination;

           (b)  Employee will not in any manner induce or attempt

     to   induce  any  of  Employer's  employees  to  leave   the

     employment  of  Employer  to  become  associated  with   any

     business  operation engaged in the air cargo or air  freight business;

           (c)   Employee will not directly or indirectly, either

     as  principal,  agent,  manager,  employee,  owner  (if  the percentage of ownership exceeds one percent (1%) of the  net worth  of  the  business),  partner  (general  or  limited),

     director,  officer,  consultant or in  any  other  capacity,

     participate  in  any  business  operation  engaged  in   the

     aircraft deicer, air cargo or air freight business;

      8.    Limitations  on Scope.  Because of  the  present  and

contemplated  future  operations of Employer  in  the  geographic areas  hereinafter set forth, it is further understood and agreed by the parties hereto that the restriction set forth in Paragraph

7(c)  shall  apply to a business engaged in the aircraft  deicer,

air  cargo,  air freight, aircraft maintenance or aircraft  parts brokering  business  or  businesses in the  following  geographic areas:

               (i)  The State of Kansas;

               (ii) The State of Illinois;

               (iii)     The State of North Carolina;

         (iv)  The State of Florida;

               (v)   Any  State  contiguous  with  the  State  of

               Kansas;

               (vi)  Any  State  contiguous  with  the  State  of

               Illinois;

               (vii)      Any State contiguous with the State  of

               North Carolina;

       (viii)  Any State contiguous with the State of Florida;

         (ix)  Any State east of the Mississippi River;

          (x)  Any State west of the Mississippi River;

               (xi)  Any  State of the United States of  America;

               and

               (xii)     Any location in the World.

      The  parties  intend  the above geographical  areas  to  be completely  severable  and independent,  and  any  invalidity  or unenforceability of this Agreement with respect to any  one  area shall  not render this Agreement unenforceable as applied to  any one or more of the other areas.

      9.    Severability.   If any provision  contained  in  this

Agreement  shall  for  any  reason be held  invalid,  illegal  or unenforceable  in  any  respect, such invalidity,  illegality  or unenforceability  shall not affect any other  provision  of  this

Agreement  but  this  Agreement shall be  construed  as  if  such invalid,  illegal  or  unenforceable  provision  had  never  been contained  herein.  The parties agree that in the event  a  court should  determine  that this Agreement or any  of  the  covenants contained herein is unreasonable, void or invalid, for any reason whatsoever, then in such event, the parties hereto agree that the duration, geographical or other limitation imposed herein  should be  as the court, or jury, if applicable, should determine to  be fair  and reasonable, it being the intent of each of the  parties hereto to be subject to an agreement that protects the legitimate competitive  interests  of  Employer and  does  not  unreasonably curtail the rights of the Employee.

      10.   Employee's Representation.  Employee represents  that

his  experience and capabilities are such that the provisions  of

Paragraphs  7  and  8  will  not  prevent  him  from  earning   a

livelihood.

      11.   Employer's  Right to Obtain an Injunction.   Employee

acknowledges  that  Employer  will  have  no  adequate  means  of protecting its rights under Paragraphs 7 and 8 of this  Agreement other  than securing an injunction.  Accordingly, Employee agrees that  Employer is entitled to enforce this Agreement by obtaining a  preliminary and permanent injunction and any other appropriate

equitable relief in a court of competent jurisdiction.   Employee

acknowledges that the recovery of damages by Employer will not be an adequate means to redress a breach of this Agreement.  Nothing contained  in  this  Paragraph, however, shall prohibit  Employer from  pursuing  any  remedies in addition to  injunctive  relief,

including recovery of damages.

     12.  General Provisions.

      (a)   Entire Agreement.  This Agreement contains the entire

understanding  between  the  parties  hereto  relating   to   the

employment  of Employee by Employer and supersedes  any  and  all prior  employment, compensation or retirement agreements  between

Employer  or  any  predecessors  of  Employer  or  any   of   its

subsidiaries and Employee.

     (b)  Nonassignability.  Neither this Agreement nor any right or  interest  hereunder  shall  be assignable  by  Employee,  his beneficiaries or legal representatives, without the prior written consent  of  Employer;  provided,  however,  that  nothing  shall preclude  (i) Employee from designating a beneficiary to  receive any  benefit  payable  hereunder upon  his  death,  or  (ii)  the executors,  administrators  or  other  legal  representatives  of

Employee or his estate from assigning any rights hereunder to the person or persons entitled thereunto.

      (c)   Binding Agreement.  This Agreement shall  be  binding

upon,  and  inure  to the benefit of, Employee and  Employer  and their respective permitted successors and assigns.

     (d)  Amendment or Modification of Agreement.  This Agreement

may not be modified or amended except by an instrument in writing signed by the parties hereto.

      (e)  Insurance.  Employer, at its discretion, may apply for and  procure  in  their own name and for its  own  benefit,  life insurance  on  Employee  in  any  amount  or  amounts  considered advisable;  and Employee shall have no right, title  or  interest therein, and further, Employee agrees to submit to any medical or other examination and to execute and deliver any applications  or other  instruments in writing as may be reasonably  necessary  to obtain such insurance.

      (f)  Notices.  All notices under this Agreement shall be in writing  and shall be deemed effective when delivered  in  person

(in the case of Employer, to its Chief Executive Officer) or when mailed,  if  mailed by certified mail, return receipt  requested.

Notices  mailed shall be addressed, in the case of  Employee,  to him  at  his residential address currently on file with Employer,

and  in  the  case  of  Employer, to its corporate  headquarters,

attention of the President, or to such other address as  Employer or  Employee may designate in writing at any time or from time to time  to  the other party.  In lieu of notice by deposit  in  the

U.S. mail, a party may give notice by telegram or telex.

     (g)  Waiver.  No delay or omission by either party hereto in exercising  any right, power or privilege hereunder shall  impair such  right, power or privilege, nor shall any single or  partial exercise  of  any right, power or privilege preclude any  further exercise  thereof or the exercise of any other  right,  power  or

privilege.   The  provisions of this Paragraph  12(g)  cannot  be

waived except in writing signed by both parties.

      (h)   Governing Law.  This Agreement shall be governed  and

construed  in  accordance with the laws of  the  State  of  North

Carolina,   exclusive   of   its  choice   of   law   provisions.



     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                              Employer:


                              MOUNTAIN AIRCRAFT SERVICES, LLC

                              By:  ____________________________
                                   Its: ___________


                              Employee:


                              ______________________________
                              J. LEONARD MARTIN

                              EXHIBIT A

1.    President and Chief Operating Officer of Mountain  Aircraft
Services, LLC.

2.   Chief Executive Officer of Global Ground Support, LLC.

3.   Vice President of Air Transportation Holding Company, Inc.